Exhibit A

 JOINT FILING AGREEMENT

The undersigned agree that the statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them in capacities set forth below.

Date: November 15, 2013	TRIDENT V, L.P.

By: Trident Capital V, L.P., its sole general partner
By: DW Trident V, LLC, a general partner
	By:	/s/ David J. Wermuth
	Name:	David J. Wermuth
	Title:	Member

TRIDENT CAPITAL V, L.P.

By: DW Trident V, LLC, a general partner
	By:	/s/ David J. Wermuth
	Name:	David J. Wermuth
	Title:	Member

STONE POINT CAPITAL LLC

	By:	/s/ David J. Wermuth
	Name:	David J. Wermuth
	Title:	Senior Principal

TRIDENT V PROFESSIONALS FUND, L.P.

By: Stone Point GP Ltd., its sole general partner
	By:	/s/ David J. Wermuth
	Name:	David J. Wermuth
	Title:	Secretary

TRIDENT V PARALLEL FUND, L.P.

By: Trident Capital V-PF, L.P., its sole general partner
By: DW Trident V, LLC, a general partner
	By:	/s/ David J. Wermuth
	Name:	David J. Wermuth
	Title:	Member

SPC MANAGEMENT HOLDINGS LLC

	By:	/s/ David J. Wermuth
	Name:	David J. Wermuth
	Title:	Senior Principal